Exhibit 10.26

Power of Attorney

We, Legend Holdings Limited (“this Company”), a Chinese company with Business License No.: 1100001420507(2—1), and holder of 51% of the entire equity interests in Lenovo Security Technologies (Beijing), Inc. (“LWY”) (“Our Shareholding”), hereby irrevocably authorize Lenovo-AsiaInfo Technologies, Inc. (“LAI”) to exercise the following rights relating to Our Shareholding during the term of this Power of Attorney, in consideration of a fixed fee of RMB100,000 per annum (the “Fixed Fee”) which shall be payable no later than December 19, 2011.

LAI is hereby authorized to act on behalf of ourselves as our exclusive agent and attorney with respect to all matters concerning Our Shareholding, including without limitation: 1) attend shareholders’ meetings of LWY; 2) exercise all the rights of a shareholder that we are entitled to under the laws of China and LWY’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of Our Shareholding in part or in whole; and 3) designate and appoint on behalf of ourselves, the legal representative (chairperson), the directors (except that one of the directors may be appointed by us), supervisor, the chief executive officer and other senior management members of LWY.

Without limiting the generality of the powers granted hereunder, LAI shall have the power and authority under this Power of Attorney to execute the Equity Transfer Arrangement Agreement, to which we are a party, and any share transfer contract contemplated therein, on behalf of ourselves, and to effect the terms of the Share Pledge Agreement to which we are a party, on behalf of ourselves, both dated the date hereof.

All the actions associated with Our Shareholding conducted by LAI in accordance with this Power of Attorney shall be deemed as our own actions, and all the documents related to Our Shareholding executed by LAI in accordance with this Power of Attorney shall be deemed to be executed by us. We hereby acknowledge and ratify those actions and/or documents by LAI; provided, however, that the aforesaid actions and/or documents shall comply with the related laws and regulations of the PRC, and the Articles of Association of LWY.

LAI is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion by giving written notice to us.

This Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney until December 19, 2011.

During the term of this Power of Attorney, we hereby waive all the rights associated with Our Shareholding, which have been authorized to LAI through this Power of Attorney, and shall not exercise such rights by ourselves.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Legend Holdings Limited

Representative:	/s/ Tang Xudong
Name:	Tang Xudong
Title:	Vice President

December 2, 2004

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